Exhibit 99.1

PRESS RELEASE

For Immediate Release

Company Contact:	Investor Relations Contact:
Jagged Peak, Inc.	Jagged Peak, Inc.
Paul Demirdjian	Andrew J. Norstrud
727.499.1717	727.499.1717

JAGGED PEAK ANNOUNCES EXCITING NEW PARTNERSHIP THAT

EXPANDS PRESENCE TO WEST COAST

CLEARWATER, Fla., - February 16, 2007 - Jagged Peak, Inc. (OTC Bulletin Board:JGPK), a global provider of Enterprise Demand Management solutions, e-Fulfillment, and CRM Execution, announces its national agreement with one of the country’s largest direct response communication companies to supply joint fulfillment and logistics services.

The dynamic partnership allows rapid growth of Jagged Peak’s and California-based Towne AllPoints Communications Inc.’s fulfillment and direct marketing execution footprint to expand throughout the country.

Paul Demirdjian, Chief Executive Officer of Jagged Peak, says, “The decision to engage Towne AllPoints gives both our businesses significant leverage in providing clients with excellent coast-to-coast service. This strategic relationship absolutely expands distribution networks, while appreciably increasing client value.”

The exciting partnership allows each venture to take advantage of excellent, in-place fully integrated EDGE-based demand and supply chain management infrastructure, making it possible to offer clients seamless national best-of-breed solutions.

Towne AllPoints, which uses Jagged Peak’s flagship product EDGE (Enterprise Dynamic Global Engine) within its order management systems, is a 48-year-old company, based in Santa Ana, California, that provides integrated print, mail, and electronic solutions for its clients.

Michael Mercier, President/CEO of Towne AllPoints Communications, explains, “Our relationship with Jagged Peak is fully collaborative. It’s a true partnership where investments have been made on both sides of the coin to create a seamless relationship. We enjoy having them as partners. We consider it more of an in-source than anything else.”

About Towne AllPoints Communications

Towne AllPoints Communications, based in Santa Ana, California, has been a leader in providing companies with direct response communication solutions for 48 years. It has assisted hundreds of companies in communicating directly with their current customers and prospects, while analyzing the responses and providing strategic direction to improve upon those communications for increased results. This is done with a clear focus on measurable results, strategic client direction, strong project management, and the use of relevant technology. Towne also utilizes its national and international distribution network to reduce its clients’ shipping costs and decrease the delivery time of their materials. For more information visit www.towne.com.

About Jagged Peak, Inc.

Jagged Peak, Inc. (OTC Bulletin Board: JGPK), is a global provider of Enterprise demand management, CRM execution and e-Fulfillment solutions and services. The company’s flagship product, EDGE (Enterprise Dynamic Global Engine), is a completely web-based software application that enables companies to control and coordinate distributed orders, inventory, and fulfillment across multiple customers, suppliers, employees, and partners in realtime. Founded in 2000, Jagged Peak serves a growing list of global clients in multiple industry segments including financial services, insurance, pharmaceutical, travel and tourism, automotive, manufacturing, and consumer goods. Deloitte and Touche’s Fast 50/Fast 500 program has recognized Jagged Peak as one of America’s fastest-growing technology companies for four consecutive years (2001-2004). For more information visit www.jaggedpeak.com.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to continue to lower our costs, our timely development and customers’ acceptance of our transportation products, including acceptance by key customers, pricing pressures, rapid technological changes in the industry, growth of the transportation and third party logistics market, increased competition, our ability to attract and retain qualified personnel, our ability to identify and successfully consummate future acquisitions, adverse changes in customer order patterns, adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in the Jagged Peak, Inc. periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-KSB for its fiscal year ended December 30, 2005.